Exhibit 99.1

Quotient Limited Provides Update on COVID-19 Antibody Test Progress, Other Key Developments and Fourth Quarter and Full Year Fiscal 2020 Results

•	Developed a high performance COVID-19 Antibody Test
•	Several customer contracts signed for MosaiQ system and COVID-19 Antibody Test
•	Transfusion Dx Expanded Immunohematology (IH) Field Trials have restarted following COVID related delays
•	Initial Serological Disease Screening (SDS) CE Mark obtained
•	Continued Strong Top Line Growth in Fourth Quarter and Full Year

JERSEY, Channel Islands, June 9, 2020 (GLOBE NEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company (Quotient or the Company), headquartered in Eysins, Switzerland, today summarized recent key achievements. These included Quotient's rapid development of a high performance COVID-19 antibody test based on its innovative MosaiQ™ platform and several commercial MosaiQ contracts. Quotient's European Field Trials in transfusion diagnostics recently restarted for the Company's expanded MosaiQ IH microarray. A CE Mark was obtained for the Company's initial SDS microarray. The Company also announced strong top line growth for both its fourth quarter ended March 31, 2020 and for the full financial year.

“The global coronavirus crisis was a shock to everyone, but we are very proud of how the Quotient  team leveraged the knowledge we acquired over the past eight years, and the flexibility of the MosaiQ platform, to develop a state of the art COVID-19 antibody test. The test performs with 100% sensitivity and 99.8% specificity and detects antibodies early due to its sensitivity to both IgM and IgG antibodies. The fact that we were able to sign several MosaiQ COVID-19 antibody test customer contracts, demonstrates the attractiveness of our innovative MosaiQ platform,” said Franz Walt, Chief Executive Officer of Quotient.

Mr. Walt added “I am pleased to report that we restarted the expanded IH Field Trials in Europe and we are expecting the first commercial transfusion menu in Q1 CY2021. I am also pleased that, despite the unprecedented disruption caused by the pandemic, we were able to exceed sales expectations for our Alba by Quotient reagent business.”

MosaiQ Platform

MosaiQ, Quotient's next-generation platform, is designed to deliver fast immunohematology, serological and molecular disease screening (MDS), using a single low volume sample on a high throughput automated platform. MosaiQ represents a transformative and highly disruptive unified testing system for transfusion diagnostics and beyond. Feasibility to deliver required performance in serological and molecular disease screening has been demonstrated. MosaiQ offers the potential to significantly reduce complexity and improve workflow for our customers.

Regulatory and Commercial Milestones

•

New Product Development – The rapid development of the Company's MosaiQ COVID-19 antibody test is a notable success. It also represents an interesting opportunity because the test is primarily commercialized outside of donor labs and therefore outside Quotient’s initial target market. It introduces the MosaiQ platform to a different market. The first customer contract was signed shortly after the CE marking and the Company subsequently entered into several more contracts with customers in Europe and the United States.

•

European Regulatory Approval – The CE mark for the initial MosaiQ IH microarray was obtained in April 2019 and for the initial SDS microarray in February 2020. The COVID-19 antibody test was CE marked on May 1, 2020 and is the fifth CE mark for the MosaiQ platform

•

US Regulatory approval – Quotient submitted a 510(K) for the initial SDS microarray and the MosaiQ device in December 2019. The request for FDA Emergency Use Authorization of the COVID-19 antibody test was submitted on May 6, 2020

•	Field Trials – Expanded IH field trials in Europe restarted recently after they were interrupted in March due to the coronavirus pandemic
•	Ongoing Microarray Menu Development – Two benchmark studies were successfully completed for selected SDS and MDS parameters demonstrating the high performance of the MosaiQ technology
•

Upcoming Regulatory Submissions– Submission of the expanded IH microarray in Europe is expected in Q4 of CY2020 followed by US submission in the first half of CY2021. The European submission of the expanded SDS microarray is expected in the second half of CY2021

Franz Walt commented “I am delighted with the Quotient team who were able to turn the crisis into a positive contribution to the fight against COVID-19 and who continue to deliver on our goals.”

Fiscal Fourth Quarter and Full Year Financial Results

The Alba by Quotient reagent business once again generated strong revenue growth during fiscal 2020, with product revenues growing 10.2% for the full year and 11.1% in the fourth quarter. Product revenue growth for the fiscal year was driven by 5% growth in sales to original equipment manufacturer (OEM) customers, while direct product sales grew 24%. In the fourth quarter, gross margin on product sales was 45.6% compared to 43.5% in the fourth quarter of fiscal 2019, reflecting improved product mix and the efficiencies gained through the Company’s new reagent manufacturing site. For fiscal year 2020 gross margin on product sales also improved year on year from 39.9% to 43.7%, as the incremental costs of the relocation to the new manufacturing site were removed. Milestone payments earned from the development and approval for sale in the United States of certain rare antisera reagents developed for a key OEM customer, contributed $1.1 million of other revenues in fiscal year 2020 compared to $0.5 million in the prior year.

Key revenue and profit results are summarized below (expressed in thousands, except percentages)

	Quarter Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Product sales —OEM Customers	$5,863	$5,543	$21,217	$20,287
Product sales — direct customers and distributors	2,837	2,288	10,384	8,378
Other revenues	—	450	1,055	469
Total revenue	$8,700	$8,281	$32,656	$29,134

Product sales from standing orders (%)	68%	70%	70%	68%

Gross profit	$3,964	$3,854	$14,856	$11,904
Gross profit as a % of total revenue	45.6%	46.5%	45.5%	40.9%
Gross margin on product sales (%)	45.6%	43.5%	43.7%	39.9%
Operating (loss)	$(21,469)	$(20,325)	$(80,691)	$(78,955)

The operating loss for the quarter and the year ended March 31, 2020 included termination and transition benefit costs of approximately $0.9 million and $2.1 million, respectively, as well as, legal and advisory fees related to the Company’s termination of its distribution and supply agreement with Ortho Clinical Diagnostics Inc. (OCD) and the related arbitration with OCD.

Capital expenditures totaled $4.6 million in the year ended March 31, 2020, compared with $4.8 million in the year ended March 31, 2019.

As at March 31, 2020 Quotient had $120.8 million in available cash and other short-term investments and $153.0 million of debt and $8.7 million in an offsetting long-term cash reserve account.

Outlook for the Fiscal Year Ending March 31, 2021

•

Total product sales of Alba by Quotient reagents in the range of $32 to $34 million compared to product sales in fiscal 2019 of $31.6 million. A forecast of COVID-19 antibody tests is not currently possible due to the uncertainties related to the development of this new market.
No other revenues are expected.

•	Capital expenditures in the range of $5 to $10 million.
•	Average monthly cash use for operations in the range of $5 to $6 million excluding potential revenue related to COVID-19 antibody test.

Alba by Quotient product sales in the first quarter of fiscal 2021 are expected to be within the range of $8.4 to $8.9 million, compared with $8.2 million for the first quarter of fiscal 2020.

The Company is not providing guidance on the operating loss due to the uncertainty around revenues derived from MosaiQ by Quotient COVID-19 antibody tests.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood                 cell-based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that Quotient will continue as a going concern. However, the Company has incurred net losses from operations in each year since it commenced operations in 2007 and had an accumulated deficit of $483.4 million as of March 31, 2020. The Company expects to include disclosure within its Annual Form 10-K in respect of certain conditions concerning the Company’s overall liquidity position that raise substantial doubt about its ability to continue as a going concern, which the Company’s auditors will also reference in their report on the Company’s consolidated financial statements.

Conference Call

Quotient will host a conference call on Tuesday, June 9 at 8:00 a.m. Eastern Time to discuss its fourth quarter fiscal 2020 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The access code is 13704376. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through June 16, 2020 by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13704376.

About Quotient Limited

Building on over 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and create operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the potential for using the Company’s MosaiQ technology to infectious disease diagnostics), current estimates of first quarter and full year fiscal 2021 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceedings, including the ongoing arbitration with OCD; continued or worsening adverse conditions in the general domestic and global economic markets, including as a result of the global COVID-19 pandemic; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo, Quotient MosaiQ and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Peter Buhler, Chief Financial Officer – peter.buhler@quotientbd.com; +41 22 545 52 26

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Product sales	$8,700	$7,831	$31,601	$28,665
Other revenues	—	450	1,055	469
Total revenue	8,700	8,281	32,656	29,134
Cost of revenue	4,736	4,427	17,800	17,230
Gross profit	3,964	3,854	14,856	11,904
Operating expenses:
Sales and marketing	2,731	2,278	9,853	8,637
Research and development, net	14,847	13,321	53,744	50,677
General and administrative expense	7,855	8,580	31,950	31,545
Total operating expense	25,433	24,179	95,547	90,859
Operating loss	(21,469)	(20,325)	(80,691)	(78,955)
Other income (expense)
Interest expense, net	(3,474)	(5,404)	(23,859)	(20,018)
Other, net	838	(853)	2,438	(6,369)
Other expense, net	(2,636)	(6,257)	(21,421)	(26,387)
Loss before income taxes	(24,105)	(26,582)	(102,112)	(105,342)
Provision for income taxes	(620)	(11)	(661)	(44)
Net loss	$(24,725)	$(26,593)	$(102,773)	$(105,386)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(366)	$197	$(157)	$(123)
Change in unrealized gain on short-term investments	212	380	554	796
Foreign currency gain (loss)	(1,931)	1,410	(2,702)	1,964
Provision for pension benefit obligation	1,890	(994)	2,034	(887)
Other comprehensive income (loss)	(195)	993	(271)	1,750
Comprehensive loss	$(24,920)	$(25,600)	$(103,044)	$(103,636)
Net loss available to ordinary shareholders - basic and diluted	$(24,725)	$(26,593)	$(102,773)	$(105,386)
Loss per share - basic and diluted	$(0.31)	$(0.41)	$(1.44)	$(1.92)
Weighted-average shares outstanding - basic and diluted	80,336,180	65,147,289	71,610,035	54,874,391

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2020	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,923	$4,096
Short-term investments	116,871	90,729
Trade accounts receivable, net	5,402	3,348
Inventories	20,501	15,551
Prepaid expenses and other current assets	3,775	3,202
Total current assets	150,472	116,926
Restricted cash	9,017	7,507
Property and equipment, net	40,165	47,293
Operating lease right-of-use assets	21,493	—
Intangible assets, net	625	751
Deferred income taxes	237	605
Other non-current assets	4,454	4,688
Total assets	$226,463	$177,770
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,826	$5,936
Accrued compensation and benefits	7,210	6,149
Accrued expenses and other current liabilities	15,490	12,458
Current portion of operating lease liability	3,033	—
Current portion of deferred lease rental benefit	—	435
Current portion of finance lease obligation	598	471
Total current liabilities	31,157	25,449
Long-term debt	153,024	121,855
Operating lease liability, less current portion	19,914	—
Deferred lease rental benefit, less current portion	—	1,144
Finance lease obligation, less current portion	1,117	865
Defined benefit pension plan obligation	6,353	7,368
7% Cumulative redeemable preference shares	20,425	19,375
Total liabilities	231,990	176,056
Commitments and contingencies	—	—
Shareholders' (deficit) equity:
Ordinary shares (nil par value) 80,398,326 and 65,900,447 issued and outstanding at March 31, 2020 and March 31, 2019 respectively	459,931	368,958
Additional paid in capital	33,132	28,665
Accumulated other comprehensive loss	(15,155)	(14,884)
Accumulated deficit	(483,435)	(381,025)
Total shareholders' (deficit) equity	(5,527)	1,714
Total liabilities and shareholders' (deficit) equity	$226,463	$177,770

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Year ended March 31,
	2020	2019	2018
OPERATING ACTIVITIES:
Net loss	$(102,773)	$(105,386)	$(82,338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and loss on disposal of fixed assets	12,276	12,767	10,405
Share-based compensation	4,467	4,957	4,156
Increase (decrease) in deferred lease rentals	293	372	(435)
Swiss pension obligation	756	575	659
Amortization of deferred debt issue costs	7,043	5,908	4,359
Accrued preference share dividends	1,050	1,050	1,050
Deferred income taxes	368	44	(649)
Net change in assets and liabilities:
Trade accounts receivable, net	(2,177)	(637)	(87)
Inventories	(4,967)	(93)	(1,741)
Accounts payable and accrued liabilities	2,456	370	(3,310)
Accrued compensation and benefits	1,218	1,121	1,596
Other assets	(656)	3,297	(2,083)
Net cash used in operating activities	(80,646)	(75,655)	(68,418)
INVESTING ACTIVITIES:
Increase in short-term investments	(95,000)	(119,000)	(78,000)
Realization of short-term investments	69,412	34,735	88,395
Purchase of property and equipment	(4,598)	(4,791)	(21,604)
Sale of property and equipment	—	—	19,741
Payment of rent deposit	—	—	(5,043)
Purchase of intangible assets	(2)	(3)	(150)
Net cash (used in) from investing activities	(30,188)	(89,059)	3,339
FINANCING ACTIVITIES:
Repayment of finance leases	(524)	(486)	(1,692)
Proceeds from drawdown of new debt	25,000	36,000	—
Debt issue costs	(874)	(1,216)	—
Fee paid to noteholders	—	(3,900)	—
Proceeds from issuance of ordinary shares and warrants	90,973	115,024	84,984
Net cash generated from financing activities	114,575	145,422	83,292
Effect of exchange rate fluctuations on cash and cash equivalents	(2,404)	5,690	(2,802)
Change in cash and cash equivalents	1,337	(13,602)	15,411
Beginning cash and cash equivalents	11,603	25,205	9,794
Ending cash and cash equivalents	$12,940	$11,603	$25,205
Supplemental cash flow disclosures:
Income taxes paid	$—	$—	$—
Interest paid	$15,776	$11,838	$10,144
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$3,923	$4,096	$20,165
Restricted cash	$9,017	$7,507	$5,040
Total cash, cash equivalents and restricted cash	$12,940	$11,603	$25,205